                                                                     EXHIBIT 4.2

                     (FACE OF NEW SENIOR SUBORDINATED NOTE)
                  100% NEW SENIOR SUBORDINATED NOTES DUE 2007

No.                                                                            $
---------------
                                                             CUSIP NO. 03072JAA3

                       AMERISERVE FOOD DISTRIBUTION, INC.

promises to pay to          or registered assigns, the principal sum
of          Dollars on July 5, 2007.

                 Interest Payment Dates: July 15 and January 15

                      Record Dates: July 1 and January 15

                                          AMERISERVE FOOD DISTRIBUTION, INC.

                                          By:

        ------------------------------------------------------------------------
                                          Name:
                                          Title:

This is one of the New Senior Subordinated Notes referred to in the within-mentioned Indenture:

Dated:
---------------
STATE STREET BANK AND TRUST COMPANY,
as Trustee
By:
------------------------------

                     (BACK OF NEW SENIOR SUBORDINATED NOTE)
                 10 1/8% NEW SENIOR SUBORDINATED NOTES DUE 2007

     [Unless and until it is exchanged in whole or in part for New Senior Subordinated Notes in definitive form, this New Senior Subordinated Note may not be transferred except as a whole by the Depositary to a Nominee of the Depositary or by an nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.](1)

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. AmeriServe Food Distribution, Inc., a Nebraska corporation, or its successor (the "Company"), promises to pay interest on the principal amount of this New Senior Subordinated Note at the rate of 10 1/8% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on July 15 and January 15, commencing on January 15, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the New Senior Subordinated Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this New Senior Subordinated Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of New Senior Subordinated Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the New Senior Subordinated Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the New Senior Subordinated Notes (except defaulted interest) and Liquidated Damages, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of New Senior Subordinated Notes at the close of business on the July 1 or January 1 next preceding the Interest Payment Date, even if such New Senior Subordinated Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The New Senior Subordinated Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium and Liquidated Damages, if any, and interest on, all Global New Notes and all other New Senior Subordinated Notes the Holders of which shall have provided written wire transfer instructions to the Company and the Paying Agent. Such

---------------

(1) This paragraph should be included only if the New Senior Subordinated Note is issued in global form.

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

payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the New Senior Subordinated Notes under an Indenture dated as of July 11, 1997 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the New Senior Subordinated Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code sec.sec. 77aaa-77bbbb) (the "TIA"). The New Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The New Senior Subordinated Notes are general unsecured Obligations of the Company limited to $500,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium or Liquidated Damages, if any, and interest on outstanding New Senior Subordinated Notes as set forth in Paragraph 2 hereof.

     5. OPTIONAL REDEMPTION.

     Except as set forth in the next paragraph, the New Senior Subordinated Notes shall not be redeemable at the Company's option prior to July 15, 2002. Thereafter, the New Senior Subordinated Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

                                       YEAR                                     PERCENTAGE
    --------------------------------------------------------------------------  ----------
    2002......................................................................    105.063%
    2003......................................................................    103.375%
    2004......................................................................    101.688%
    2005 and thereafter.......................................................    100.000%

     Notwithstanding the foregoing, at any time prior to July 15, 2000, the Company may redeem up to 33% of the original aggregate principal amount of New Senior Subordinated Notes at a redemption price of 110.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net proceeds of a Public Equity Offering; provided that at least 67% of the original aggregate principal amount of New Senior Subordinated Notes remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 45 days of the date of the closing of such Public Equity Offering.

     6. MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the New Senior Subordinated Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) Upon the occurrence of a Change of Control, each Holder of New Senior Subordinated Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's New Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

     (b) When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall offer to all Holders of New Senior Subordinated Notes (an "Asset Sale Offer") to purchase the maximum principal

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

amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of New Senior Subordinated Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any general corporate purposes. If the aggregate principal amount of New Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the New Senior Subordinated Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     (c) Holders of the New Senior Subordinated Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date and may elect to have such New Senior Subordinated Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose New Senior Subordinated Notes are to be redeemed at its registered address. New Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the New Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on the New Senior Subordinated Notes or portions thereof called for redemption.

     9. SUBORDINATION. The New Notes are subordinated to New Senior Debt, which is (i) all Indebtedness outstanding under the New Credit Facility, including any Guarantees thereof and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the New Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the New Notes may be paid. The Company agrees and each Holder of New Notes by accepting a New Note consents and agrees to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

     10. DENOMINATIONS, TRANSFER, EXCHANGE. The New Senior Subordinated Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the New Senior Subordinated Notes may be registered and the New Senior Subordinated Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any New Senior Subordinated Note or portion of a New Senior Subordinated Note selected for redemption, except for the unredeemed portion of any New Senior Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any New Senior Subordinated Notes for a period of 15 days before a selection of New Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     11. PERSONS DEEMED OWNERS. The registered Holder of a New Senior Subordinated Note may be treated as its owner for all purposes.

     12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to the following paragraphs, the Indenture, the New Senior Subordinated Notes and the New Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the New Senior Subordinated Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for New Senior Subordinated Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture, the New Senior Subordinated Notes or the New Note

Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding New Senior Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for New Senior Subordinated Notes).

     Without the consent of any Holder of New Senior Subordinated Notes, the Company and the Trustee may amend or supplement the Indenture, the New Note Guarantees or the New Senior Subordinated Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated New Senior Subordinated Notes in addition to or in place of certificated New Senior Subordinated Notes, to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to Holders of New Senior Subordinated Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of New Senior Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary to guarantee the New Senior Subordinated Notes. Any amendments with respect to subordination provisions of the New Notes or the New Note Guarantees would require the consent of the Holders of at least 75% in aggregate amount of New Notes then outstanding if such amendment would adversely affect the rights of the Holders of New Notes.

     13. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the New Senior Subordinated Notes; (ii) default in payment when due of the principal of or premium, if any, on the New Senior Subordinated Notes;
(iii) failure by the Company or any Restricted Subsidiary to comply with the provisions described in Sections 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by the Company or any Restricted Subsidiary for 30 days after notice from the Trustee or at least 25% in principal amount of the New Senior Subordinated Notes to comply with the provisions described in Sections 4.07 and 4.09, of the Indenture; (v) failure by the Company or any Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the New Senior Subordinated Notes then outstanding to comply with its other agreements in the Indenture or the New Senior Subordinated Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of their its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid discharged or stayed within 60 days after their entry; and (viii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding New Senior Subordinated Notes may declare all the New Senior Subordinated Notes to be due and payable immediately provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the New Credit Facility, upon a declaration of acceleration by the holders of the New Senior Subordinated Notes or the Trustee, all principal and interest under the Indenture shall be due and payable upon the earlier of (x) the day five Business Days after the provision to the Company, the Credit Agent and the Trustee of such written notice of acceleration or (y) the date of acceleration of any Indebtedness under the New Credit Facility; and provided, further, that in the event of an acceleration based upon an Event of Default set forth in clause (vi) above, such declaration of acceleration shall be automatically annulled if the holders of Indebtedness which is the subject of such failure to pay at maturity or acceleration have rescinded their declaration of acceleration in respect of such Indebtedness or such failure to pay at maturity shall have been cured or waived within 30 days thereof and no other Event of Default has occurred during such 30-day period which has not been cured, paid or waived. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any of its Significant Subsidiaries all outstanding New Senior Subordinated Notes will become due and payable without further action or notice. Holders of the New Senior Subordinated Notes may not enforce the Indenture or the New Senior Subordinated Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding New Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the New Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

     15. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the New Senior Subordinated Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of New Senior Subordinated Notes by accepting a New Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the New Senior Subordinated Notes and any New Note Guarantee.

     16. AUTHENTICATION. This New Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the New Senior Subordinated Notes under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of July 11, 1997, among the Company, the Subsidiary Guarantors and the Initial Purchasers (the "Registration Rights Agreement").

     19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the New Senior Subordinated Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the New Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

     AmeriServe Food Distribution, Inc.
     17975 West Sarah Lane, Suite 100
     Brookfield, Wisconsin
     Telecopy: (414) 792-0202
     Chief Financial Officer

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

                                ASSIGNMENT FORM

To assign this New Senior Subordinated Note, fill in the form below: (I) or (we) assign and transfer this New Senior Subordinated Note to

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint

                   -------------------------------------------------------------
to transfer this New Senior Subordinated Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:

     -----------------------------------

                                          Your Signature:

                                                   -----------------------------
                                          (Sign exactly as your name appears on
                                               the face of this New Senior
                                                    Subordinated Note)

                                          Signature Guarantee:

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

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this New Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:
              [ ] Section 4.10                    [ ] Section 4.14

     If you want to elect to have only part of the New Senior Subordinated Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $
------------------

Date:
------------------------------

                                          Your Signature:

--------------------------------------------------------------------------------
                                          (Sign exactly as your name appears on
                                               the face of this New Senior
                                                    Subordinated Note)

                                          Tax Identification No.:

       -------------------------------------------------------------------------

                                          Signature Guarantee.

            SCHEDULE OF EXCHANGES OF NEW SENIOR SUBORDINATED NOTES*

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NEW NOTE FOR OTHER NEW SENIOR SUBORDINATED NOTES HAVE BEEN MADE:

--------------------------------------------------------------------------------------------------------------
                                                               PRINCIPAL AMOUNT OF     SIGNATURE OF AUTHORIZED
             AMOUNT OF DECREASE IN   AMOUNT OF INCREASE IN    THIS GLOBAL NEW NOTE      OFFICER OF TRUSTEE OR
  DATE OF     PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF    FOLLOWING SUCH DECREASE   NEW SENIOR SUBORDINATED
 EXCHANGE    THIS GLOBAL NEW NOTE    THIS GLOBAL NEW NOTE         (OR INCREASE)            NOTE CUSTODIAN
--------------------------------------------------------------------------------------------------------------

---------------

     * To be included only if the New Senior Subordinated Note is issued in global form.

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